EXHIBIT 10.2

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent
452 Fifth Avenue
New York, New York 10018
As of October 18, 2018
1334 York, LLC
1334 York Avenue
New York, New York 10021

Re: Sotheby’s - 1334 York Avenue, New York, New York
Dear Ladies and Gentlemen:
Reference is hereby made to that certain loan in the original principal amount of $325,000,000.00 (the “Loan”) made by the Lenders (as defined herein) to 1334 York Avenue, LLC, a Delaware limited liability company (“Borrower”), pursuant to that certain Loan Agreement, dated as of July 1, 2015, among HSBC BANK USA NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America (“HSBC”), as agent (“Agent”) for itself and the other co-lenders as may exist from time to time (collectively with HSBC in its individual capacity as a lender, “Lenders”), Borrower and the Lenders signatory thereto, as amended by that certain First Amendment to Loan Agreement and Guaranty of Recourse Carveouts (the “First Amendment”), dated as of June 21, 2017, among Agent, Borrower, Guarantor and the Lenders (collectively, and as the same may be further amended from time to time, the “Loan Agreement”). Borrower, Guarantor and Agent on behalf of Lenders hereby agree that the terms of the Loan Agreement and Guaranty, as applicable, shall be modified as set forth in this letter. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

1.
Pursuant to Section 4.1.12(d) of the Loan Agreement and Section 4.2 of the Guaranty, Guarantor is required to maintain a Net Worth of $325,000,000.00. The definition of “Net Worth” in the Loan Agreement and the Guaranty, as applicable, are amended as follows:

(a) The definition of “Net Worth” in Section 1.1 of the existing Loan Agreement is deleted in its entirety and replaced with the following: “Net Worth” shall mean (i) the excess of total assets over total liabilities (as presented on Guarantor’s financial statements delivered in accordance with Section 4.1.7), each determined in accordance with GAAP provided that depreciation and amortization of equipment and goodwill shall not be deducted from total assets plus (ii) the balance included under the caption “treasury stock shares, at cost” in the shareholder’s equity section of the Guarantor’s balance sheet.”
(b) The definition of “Net Worth” in Section 1.2 of the existing Guaranty is deleted in its entirety and replaced with the following: “Net Worth” shall mean (i) the excess of total assets over total liabilities (as presented on Guarantor’s financial statements delivered in accordance with Section 4.1 hereof), each determined in accordance with GAAP provided that depreciation and amortization of equipment and goodwill shall not be deducted from total assets plus (ii) the balance included under the caption “treasury stock shares, at cost” in the shareholder’s equity section of the Guarantor’s balance sheet.”

2.
Pursuant to Section 4.1.15(a) of the existing Loan Agreement, Borrower is required to maintain an Interest Rate Protection Agreement with a notional amount equal to the Loan Amount. Agent hereby agrees that any Interest Rate Protection Agreement which Borrower purchases (or any existing Interest Rate Protection Agreement which Borrower has entered into) shall have a notional amount equal to at least ninety percent (90%) of the then outstanding principal balance of the Loan (“Minimum Notional Amount”). To the extent that the Interest Rate Protection Agreement then in place has a notional amount which is reduced to an amount that is less than the Minimum Notional Amount, Borrower shall, within thirty (30) days of the date that the notional amount has been so reduced, at Borrower’s option, either (a) prepay the Loan in part, without any premium or penalty, such that the outstanding balance of the Loan is equal to at least the Minimum Notional Amount and/or (b) modify the Interest Rate Protection Agreement then in place (“Existing Interest Rate Protection Agreement”) and/or in addition to the Existing Interest Rate Protection Agreement, enter into any additional or supplemental Interest Rate Protection Agreement which complies with Section 4.1.15 of the existing Loan Agreement and which is collaterally assigned to Agent, for the Ratable benefit of the Lenders (individually and/or in the aggregate, “Additional Interest Rate Protection Agreement” and, together with the Existing Interest Rate Protection Agreement, “Interest Rate Protection Agreement”), such that the notional amount of the Interest Rate Protection Agreement, in the aggregate, shall be equal to at least the then existing Minimum Notional Amount.

3.
This letter agreement is not intended to, and shall not be construed to, effect a novation, and except as expressly provided in this letter agreement, neither the Loan Agreement nor any of the other Loan Documents have been modified, amended, cancelled, terminated, released, satisfied, superseded or otherwise invalidated by execution of this letter agreement. In the event of any conflict between the terms of this letter agreement and the terms of the Loan Agreement or any of the other Loan Documents, the terms of this letter agreement shall control. All references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement, as modified by this letter, as the same may hereafter be supplemented, amended, modified, extended, renewed, restated or replaced from time to time. All references in the Loan Documents to the Guaranty shall mean the Guaranty, as modified by this letter, as the same may hereafter be supplemented, amended, modified, extended, renewed, restated or replaced from time to time.

4.
This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the General Obligations Law without regard to its principles of conflicts of laws.

5.
Borrower shall pay to Agent and Lenders all reasonable out-of-pocket costs and expenses incurred by Agent and Lenders in connection with this letter agreement (including, without limitation, reasonable attorneys’ fees and disbursements and filing and recording costs).

6.	This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

7.
This letter agreement contains the entire agreement of the parties hereto in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this letter agreement.

8.
This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto and it shall not be necessary in making proof of this instrument to produce or account for original signatures or more than one of such fully executed counterparts. Electronically delivered copies of signature pages hereto shall be deemed to have the same effect as originals thereof.

[SIGNATURE PAGES TO FOLLOW]

Sincerely,

HSBC BANK USA, NATIONAL
ASSOCIATION, as Agent

By:/s/Thomas Van Haren
Name: Thomas Van Haren
Title: Vice President

BORROWER:

1334 YORK, LLC

By: /s/Michael L. Gillis
Name: Michael L. Gillis
Title: SVP, Treasurer

Guarantor hereby consents to and acknowledges this letter agreement and agrees that neither this letter agreement nor any documents entered into in connection with this letter agreement shall (i) constitute, or be deemed to constitute, a novation, release, waiver or satisfaction of Guarantor’s obligations under the Guaranty, the Environmental Indemnity or any other Loan Documents or (ii) impair, reduce or otherwise affect the nature of the obligations of Guarantor under the Guaranty, except as specifically provided in the letter agreement, or the Environmental Indemnity.
Guarantor acknowledges that the Guaranty, as modified by this letter agreement, and the Environmental Indemnity and the obligations of Guarantor contained therein are hereby ratified and confirmed, are continuing and remain in full force and effect and constitute the valid and legally binding obligations of Guarantor, except to the extent modified pursuant to this letter agreement.

SOTHEBY’S, a Delaware corporation

By: /s/Michael L. Gillis
Name: Michael L. Gillis
Title: SVP, Treasurer